UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2020

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 24, 2020, ShifPixy, Inc. (“we,” “us” and “our”) entered into an Exchange Agreement (the “Exchange Agreement”) with CVI Investments, Inc. (“CVI”) pursuant to which CVI exchanged its outstanding senior convertible note due 2022 for (i) a warrant (the “Exchange Warrant”) to purchase 260,719 shares of our common stock, par value $0.0001 per share (the “Common Stock”) and (b) a senior convertible note in an aggregate principal amount of $1,828,550.00 convertible into shares of Common Stock at a conversion price of $9.20 per share (the “Exchange Note”).

The foregoing descriptions of the Exchange Warrant, the Exchange Note and the Exchange Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the form of Exchange Warrant, the form of Exchange Note and the Exchange Agreement, which are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Exchange Warrant.
4.2	Form of Exchange Note.
10.1	Exchange Agreement, between ShiftPixy, Inc. and CVI Investments, Inc., dated March 24, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: March 25, 2020	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director